Ryman Hospitality Properties, Inc. Reports Third Quarter 2016 Results

–Net Income Increased 25.9 Percent to $33.6 Million –

–Total Adjusted EBITDA Increased 16.6 Percent to $83.0 Million –

–Recently Announced “Opry City Stage” Concept to Open in Times Square in April 2017–

–Same-Store RevPAR Increased 8.9 Percent, Same-Store Total RevPAR Increased 7.1 Percent –

–Third Quarter Gross Room Nights Booked for All Future Periods Increased 25.4 Percent, a Record for Third Quarter Bookings –

NASHVILLE, Tenn. (Nov. 1, 2016) – Ryman Hospitality Properties, Inc. (NYSE:RHP), a lodging real estate investment trust (“REIT”) specializing in group-oriented, destination hotel assets in urban and resort markets, today reported financial results for the third quarter ended September 30, 2016.

Colin Reed, Chairman and Chief Executive Officer of Ryman Hospitality Properties, said, “We are pleased with the year-over-year results that the Hospitality and Entertainment segments of our business produced in the third quarter, and most notably our 8.9 percent increase in Same-Store RevPAR compared to third quarter 2015.

Despite recent trends that the hospitality industry as a whole has experienced, such as softening corporate transient demand and pressure from increasing hotel supply, our Hospitality segment delivered solid third quarter results. Third quarter gross room night production increased by 25.4 percent, a record for the brand, providing additional evidence to support the thesis that our assets are positioned to benefit from the long-term growth trends that exist in the large 1,000-plus room group meeting segment in the coming years.

Lastly, we are very excited about our recently announced joint venture that will bring country music’s most famous brand to the heart of Times Square in April 2017. Opry City Stage’s four-stories of country music entertainment and restaurant dining represents a key piece of our strategy for the growth of the Opry brand as we seek to expand our Entertainment business and promote interest in our Nashville-based assets. We believe this concept has significant long-term growth potential through expansion opportunities in other major metropolitan destinations across the globe, and we look forward to further developing it over the next few years.”

Third Quarter and Year-to-Date 2016 Results (As Compared to Third Quarter and Year-to-Date 2015) Included the Following:

($ in thousands, except per share amounts, RevPAR and Total RevPAR)

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2016	2015	% Δ	2016	2015	% Δ
Total Revenue	$271,720	$252,820	7.5%	$829,432	$780,004	6.3%

Operating Income	$46,567	$32,768	42.1%	$152,306	$125,673	21.2%
Operating Income Margin	17.1%	13.0%	4.1pt	18.4%	16.1%	2.3pt

Net Income (1)	$33,593	$26,691	25.9%	$111,270	$72,612	53.2%
Net Income Margin (1)	12.4%	10.6%	1.8pt	13.4%	9.3%	4.1pt
Net Income per diluted share (1)	$0.66	$0.52	26.9%	$2.17	$1.41	53.9%

Adjusted EBITDA	$83,046	$71,193	16.6%	$255,520	$236,770	7.9%
Adjusted EBITDA Margin	30.6%	28.2%	2.4pt	30.8%	30.4%	0.4pt

Same-Store Hospitality Revenue (2)	$238,421	$222,335	7.2%	$740,107	$702,311	5.4%

Same-Store Hospitality RevPAR (2)	$132.50	$121.72	8.9%	$136.43	$130.22	4.8%
Same-Store Hospitality Total RevPAR (2)	$319.48	$298.43	7.1%	$333.23	$317.68	4.9%

Same-Store Hospitality Operating Income (2)	$45,252	$33,406	35.5%	$152,734	$128,995	18.4%
Same-Store Hospitality Operating Income Margin (2)	19.0%	15.0%	4.0pt	20.6%	18.4%	2.2pt

Same-Store Hospitality Adjusted EBITDA (2)	$76,126	$66,235	14.9%	$242,342	$226,113	7.2%
Same-Store Hospitality Adjusted EBITDA Margin (2)	31.9%	29.8%	2.1pt	32.7%	32.2%	0.5pt

Funds From Operations (FFO)	$60,315	$55,189	9.3%	$193,195	$158,079	22.2%
FFO per diluted share	$1.18	$1.07	10.3%	$3.77	$3.06	23.2%

Adjusted FFO (3)	$65,618	$53,814	21.9%	$203,754	$187,775	8.5%
Adjusted FFO per diluted share	$1.28	$1.04	23.1%	$3.97	$3.64	9.1%

(1)	Net income for nine months ended September 30, 2016 includes a loss of $2.1 million on joint ventures. Net income for nine months ended September 30, 2015 includes an impairment charge of $2.9 million and a loss of $20.2 million on warrant settlements associated with our previous convertible notes.
(2)	Same-Store Hospitality excludes the AC Hotel at National Harbor, which opened in April 2015.
(3)	Adjusted FFO for both periods is presented using the 2016 definition of Adjusted FFO contained in this release.

For the Company’s definitions of RevPAR, Total RevPAR, Operating Income Margin, Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, FFO, and Adjusted FFO, as well as a reconciliation of the non-GAAP financial measure Adjusted EBITDA to Net Income and a reconciliation of the non-GAAP financial measure Adjusted FFO to Net Income, see “Calculation of RevPAR and Total RevPAR,” “Calculation of GAAP Margin Figures,” “Non-GAAP Financial Measures,” “Adjusted EBITDA Definition,” “Adjusted EBITDA Margin Definition,” “Adjusted FFO Definition” and “Supplemental Financial Results” below. Adjusted FFO for 2015 presented herein also reflects the Adjusted FFO definition used for 2016.

Operating Results

Hospitality Segment

($ in thousands, except ADR, RevPAR and Total RevPAR)

For the three months and nine months ended September 30, 2016 and 2015, the Company reported the following:

	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2016	2015	% Δ	2016	2015	% Δ
Hospitality Results
Hospitality Revenue	$241,019	$224,842	7.2%	$747,539	$707,131	5.7%

Hospitality Operating Income	$45,718	$33,903	34.8%	$154,195	$129,309	19.2%
Hospitality Operating Income Margin	19.0%	15.1%	3.9pt	20.6%	18.3%	2.3pt

Hospitality Adjusted EBITDA	$76,908	$67,140	14.5%	$244,751	$228,050	7.3%
Hospitality Adjusted EBITDA Margin	31.9%	29.9%	2.0pt	32.7%	32.3%	0.4pt

Hospitality Performance Metrics
Occupancy	75.5%	71.9%	3.6pt	74.6%	72.7%	1.9pt
Average Daily Rate (ADR)	$175.22	$169.24	3.5%	$182.46	$178.88	2.0%
RevPAR	$132.32	$121.71	8.7%	$136.08	$130.07	4.6%
Total RevPAR	$315.50	$294.81	7.0%	$328.79	$314.88	4.4%

Gross Definite Rooms Nights Booked	606,960	484,143	25.4%	1,597,619	1,359,678	17.5%
Net Definite Rooms Nights Booked	502,564	396,810	26.7%	1,251,086	1,062,298	17.8%
Group Attrition (as % of contracted block)	13.4%	13.7%	-0.3pt	12.4%	12.8%	-0.4pt
Cancellations ITYFTY (1)	6,871	9,186	(25.2%)	35,383	27,262	29.8%

Same-Store Hospitality Results (2)
Same-Store Hospitality Revenue	$238,421	$222,335	7.2%	$740,107	$702,311	5.4%

Same-Store Hospitality Operating Income	$45,252	$33,406	35.5%	$152,734	$128,995	18.4%
Same-Store Hospitality Operating Income Margin	19.0%	15.0%	4.0pt	20.6%	18.4%	2.2pt

Same-Store Hospitality Adjusted EBITDA	$76,126	$66,235	14.9%	$242,342	$226,113	7.2%
Same-Store Hospitality Adjusted EBITDA Margin	31.9%	29.8%	2.1pt	32.7%	32.2%	0.5pt

Same-Store Hospitality Performance Metrics
Occupancy	75.6%	72.1%	3.5pt	74.8%	72.9%	1.9pt
Average Daily Rate (ADR)	$175.24	$168.83	3.8%	$182.47	$178.61	2.2%
RevPAR	$132.50	$121.72	8.9%	$136.43	$130.22	4.8%
Total RevPAR	$319.48	$298.43	7.1%	$333.23	$317.68	4.9%

(1)	“ITYFTY” represents In The Year For The Year.
(2)	Same-Store Hospitality excluders the AC Hotel at National Harbor, which opened in April 2015.

Property-level results and operating metrics for third quarter 2016 are presented in greater detail below and under “Supplemental Financial Results—Hospitality Segment Adjusted EBITDA Reconciliations,” which includes a reconciliation of the non-GAAP financial measures Hospitality Adjusted EBITDA to Hospitality Operating Income, Same-Store Hospitality Adjusted EBITDA to Same-Store Hospitality Operating Income, and property-level Adjusted EBITDA to property-level Operating Income for each of the hotel properties. Highlights for third quarter 2016 for the Hospitality segment and at each property include:

•	Hospitality Segment (Same-Store): Total revenue increased 7.2 percent to $238.4 million in third quarter 2016 compared to third quarter 2015. RevPAR increased 8.9 percent, driven by a 3.5 percentage point increase in occupancy and a 3.8 percent increase in ADR. Operating Income increased 35.5 percent to $45.3 million in third quarter 2016 compared to third quarter 2015. Operating Income Margin improved 400 basis points to 19.0 percent. Adjusted EBITDA increased 14.9 percent, as compared to third quarter 2015, to $76.1 million. Adjusted EBITDA Margin improved 210 basis points to 31.9 percent.

•	Gaylord Opryland: Total revenue for third quarter 2016 increased 3.2 percent to $78.8 million compared to third quarter 2015, driven by strong ADR growth of 9.2 percent and a 1.6 percentage point increase in occupancy. There were approximately 19,700 room nights out of service during the third quarter of 2016 due to a planned rooms renovation, compared to approximately 18,000 room nights out of service over the same period in 2015. Operating Income increased 26.5 percent to $21.7 million in third quarter 2016 compared to third quarter 2015. Operating Income Margin improved 510 basis points to 27.5 percent, driven primarily by the 9.2 percent increase in ADR. Adjusted EBITDA increased 17.4 percent, as compared to third quarter 2015, to $29.1 million, and Adjusted EBITDA Margin improved 440 basis points to 36.9 percent, driven primarily by the 9.2 percent increase in ADR. Operating performance this quarter was driven by combination of a 9.2 percent increase in ADR, favorable utilities expense, higher attrition and cancellation fee collections, and solid expense management as compared to third quarter 2015.

•	Gaylord Palms: Total revenue for third quarter 2016 increased 33.3 percent to $42.2 million compared to third quarter 2015, driven by an 8.7 percentage point increase in occupancy led by higher group room nights, transient ADR growth and increased banquet revenue. Operating Income increased 734.7 percent to $4.7 million in third quarter 2016 compared to third quarter 2015. Operating Income Margin improved 1,350 basis points to 11.2 percent. Adjusted EBITDA increased 108.2 percent to $10.8 million compared to third quarter 2015, and Adjusted EBITDA Margin improved 920 basis points to 25.6 percent. The shift in the Jewish holiday schedule negatively affected occupancy in third quarter 2015. Third quarter 2016 performance was aided by a $1.2 million group contract settlement that was received in third quarter 2016.

•	Gaylord Texan: Total revenue for third quarter 2016 increased 4.5 percent to $52.5 million compared to third quarter 2015, due to a 4.9 percentage point increase in occupancy that was driven by an increase in association room nights. Operating Income increased 2.1 percent to $11.8 million in third quarter 2016 compared to third quarter 2015. Operating Income Margin decreased 50 basis points to 22.5 percent. Adjusted EBITDA increased 2.0 percent to $16.8 million compared to third quarter 2015. Adjusted EBITDA Margin decreased 80 basis points to 32.1 percent. Flow-through in the third quarter 2016 was negatively impacted by increased sales expense related to record advance group bookings production, the timing of marketing expenses, customer site visits related to the hotel expansion and a year-over-year increase in property taxes.

•	Gaylord National: Total revenue for third quarter 2016 increased 1.1 percent to $61.0 million, driven by a 1.8 percentage point increase in occupancy resulting from an increase in association and transient room nights. Operating Income increased 31.3 percent to $6.2 million in third quarter 2016 compared to third quarter 2015. Operating Income Margin improved 230 basis points to 10.2 percent. Adjusted EBITDA decreased 2.6 percent to $18.2 million, as compared to third quarter 2015. Adjusted EBITDA Margin decreased 120 basis points to 29.8 percent. Lower ADR, increased sales expense related to record advance group bookings, and the timing of certain marketing expenses negatively impacted flow-through during third quarter 2016.

Reed continued, “Overall our hotels had a very good quarter driven by solid occupancy and rate growth. Despite some year-over-year increases in sales and marketing costs that impacted flow-through, our Hospitality segment continues to demonstrate strong top-and-bottom-line growth. We view the increased bookings-related sales and marketing costs in the third quarter 2016 as a ‘good problem to have’ as it is a result of a record bookings quarter, which sets us up well for the years ahead. Progress continues on the more than $250 million in capital project investments we are making in 2016 and 2017, including our property expansions, ongoing rooms renovations, as well as the construction of Gaylord Rockies, which we believe puts us in an ideal position to drive growth going forward.”

Entertainment Segment

For the three months and nine months ended September 30, 2016 and 2015, the Company reported the following:

($ in thousands)	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2016	2015	% Δ	2016	2015	% Δ

Revenue	$30,701	$27,978	9.7%	$81,893	$72,873	12.4%
Operating Income	$9,964	$7,563	31.7%	$22,418	$19,841	13.0%
Operating Income Margin	32.5%	27.0%	5.5pt	27.4%	27.2%	0.2pt
Adjusted EBITDA	$11,777	$9,165	28.5%	$27,796	$24,582	13.1%
Adjusted EBITDA Margin	38.4%	32.8%	5.6pt	33.9%	33.7%	0.2pt

Reed continued, “Our Entertainment segment continues to enjoy strong year-over-year top-line and bottom-line growth, once again confirming the enduring demand we see for these iconic brands. The year-over-year improvement in third quarter 2016 Operating Income and Adjusted EBITDA was driven by roughly $1 million in costs related to ongoing work with business strategy advisors and consultants incurred in third quarter 2015. Absent these costs, the Entertainment segment would have shown a 16.4 percent increase in Operating Income and a 15.9 percent increase in Adjusted EBITDA for the quarter as compared to third quarter 2015.”

Corporate and Other Segment

For the three months and nine months ended September 30, 2016 and 2015, the Company reported the following:

($ in thousands)	Three Months Ended Sep 30,			Nine Months Ended Sep 30,
	2016	2015	% Δ	2016	2015	% Δ

Operating Loss (1)	($9,115)	($8,698)	-4.8%	($24,307)	($23,477)	-3.5%
Adjusted EBITDA	($5,639)	($5,112)	-10.3%	($17,027)	($15,862)	-7.3%

(1)	Corporate operating loss for the three months and nine months ended September 30, 2016 and 2015 include a non-cash net settlement charge of $1.6 million for the Company’s grandfathered defined benefit pension plan, which was a result of increased lump sum distribution.

Dividend Update

The Company paid its third quarter 2016 cash dividend of $0.75 per share of common stock on October 14, 2016 to stockholders of record on September 30, 2016. It is the Company’s current plan to distribute total 2016 annual dividends of approximately $3.00 per share in cash in equal quarterly payments with the remaining payment occurring in January 2017. Any future dividend is subject to the Board of Director’s determinations as to the amount of quarterly distributions and the timing thereof.

Balance Sheet/Liquidity Update

As of September 30, 2016, the Company had total debt outstanding of $1,486.8 million, net of unamortized deferred financing costs, and unrestricted cash of $35.9 million. As of September 30, 2016, $366.9 million of borrowings were drawn under the revolving credit line of the Company’s credit facility, and the lending banks had issued $2.1 million in letters of credit, which left $331.0 million of availability for borrowing under the credit facility.

Earnings Call Information

Ryman Hospitality Properties will hold a conference call to discuss this release today at 10 a.m. ET. Investors can listen to the conference call over the Internet at www.rymanhp.com. To listen to the live call, please go to the Investor Relations section of the website (Investor Relations/Presentations, Earnings and Webcasts) at least 15 minutes prior to the call to register and download any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will be available for at least 30 days.

About Ryman Hospitality Properties, Inc.

Ryman Hospitality Properties, Inc. (NYSE: RHP) is a REIT for federal income tax purposes, specializing in group-oriented, destination hotel assets in urban and resort markets. The Company’s owned assets include a network of four upscale, meetings-focused resorts totaling 7,809 rooms that are managed by lodging operator Marriott International, Inc. under the Gaylord Hotels brand. Other owned assets managed by Marriott International, Inc. include Gaylord Springs Golf Links, the Wildhorse Saloon, the General Jackson Showboat, The Inn at Opryland, a 303-room overflow hotel adjacent to Gaylord Opryland and AC Hotel Washington, DC at National Harbor, a 192-room hotel near Gaylord National. The Company also owns and operates media and entertainment assets, including the Grand Ole Opry (opry.com), the legendary weekly showcase of country music’s finest performers for over 90 years; the Ryman Auditorium, the storied former home of the Grand Ole Opry located in downtown Nashville; and 650 AM WSM, the Opry’s radio home. For additional information about Ryman Hospitality Properties, visit www.rymanhp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the future performance of our business, estimated capital expenditures, out-of-service rooms, plans to engage in common stock repurchase transactions and the timing and form of such transactions, the expected approach to making dividend payments, the board’s ability to alter the dividend policy at any time and other business or operational issues. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the geographic concentration of the Company’s hotel properties, business levels at the Company’s hotels, the effect of the Company’s election to be taxed as a REIT for federal income tax purposes commencing with the year ended December 31, 2013, the Company’s ability to remain qualified as a REIT, the Company’s ability to execute its strategic goals as a REIT, the Company’s ability to generate cash flows to support dividends, future board determinations regarding the timing and amount of dividends and changes to the dividend policy, which could be made at any time, the determination of Adjusted FFO and REIT taxable income, and the Company’s ability to borrow funds pursuant to its credit agreement. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission (SEC) and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its Quarterly Reports on Form 10-Q and subsequent filings. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

Additional Information

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent annual report on Form 10-K. Copies of our reports are available on our website at no expense at www.rymanhp.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Calculation of RevPAR and Total RevPAR

We calculate revenue per available room (“RevPAR”) for our hotels by dividing room revenue by room nights available to guests for the period. We calculate total revenue per available room (“Total RevPAR”) for our hotels by dividing the sum of room revenue, food & beverage and other ancillary services revenue by room nights available to guests for the period.

Calculation of GAAP Margin Figures

We calculate Net Income Margin by dividing GAAP consolidated Net Income by GAAP consolidated Total Revenue. We calculate consolidated, Same-Store Hospitality, segment, or property-level Operating Income Margin by dividing consolidated, Same-Store Hospitality, segment, or property-level GAAP Operating Income by consolidated, Same-Store Hospitality, segment, or property-level GAAP Revenue.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures we believe are useful to investors as key measures of our operating performance:

Adjusted EBITDA Definition

To calculate Adjusted EBITDA, we first determine Operating Income, which represents Net Income (loss) determined in accordance with GAAP, plus, to the extent the following adjustments occurred during the periods presented: loss (income) from discontinued operations, net; provision (benefit) for income taxes; other (gains) and losses, net; loss on extinguishment of debt; (income) loss from joint ventures; and interest expense, net. Adjusted EBITDA is then calculated as Operating Income, plus, to the extent the following adjustments occurred during the periods presented: depreciation and amortization; preopening costs; non-cash ground lease expense; equity-based compensation expense; impairment charges; any closing costs of completed acquisitions; interest income on Gaylord National bonds; other gains and (losses), net; (gains) losses on warrant settlements; pension settlement charges; pro rata Adjusted EBITDA from joint ventures, (gains) losses on the disposal of assets, and any other adjustments we have identified in this release. We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because this measure helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. A reconciliation of Net Income (loss) to Operating Income and Adjusted EBITDA and a reconciliation of segment, same-store, and property-level Operating Income to segment, same-store, and property-level Adjusted EBITDA are set forth below under “Supplemental Financial Results.” Hospitality Adjusted EBITDA—Same-Store excludes the AC Hotel at National Harbor.

Adjusted EBITDA Margin Definition

We calculate consolidated Adjusted EBITDA Margin by dividing consolidated Adjusted EBITDA by GAAP consolidated Total Revenue. We calculate Same-Store Hospitality, segment, or property-level Adjusted EBITDA Margin by dividing Same-Store Hospitality, segment, or property-level Adjusted EBITDA by Same-Store Hospitality, segment, or property-level GAAP Revenue. We believe Adjusted EBITDA Margin is useful to investors in evaluating our operating performance because this non-GAAP financial measure helps investors evaluate and compare the results of our operations from period to period by presenting a ratio showing the quantitative relationship between Adjusted EBITDA and GAAP consolidated Total Revenue or Same-Store Hospitality, segment, or property-level GAAP Revenue, as applicable.

Adjusted FFO Definition

We calculate Adjusted FFO to mean Net Income (loss) (computed in accordance with GAAP), excluding, to the extent the following adjustments occurred during the periods presented: non-controlling interests, and (gains) and losses from sales of property; depreciation and amortization (excluding amortization of deferred financing costs and debt discounts) and certain pro rata adjustments from joint ventures (which equals FFO). We then exclude, to the extent the following adjustments occurred during the periods presented, impairment charges; write-offs of deferred financing costs, non-cash ground lease expense, amortization of debt discounts and amortization of deferred financing cost, pension settlement charges, additional pro rata adjustments from joint ventures, (gains) losses on other assets, and (gains) losses on extinguishment of debt and warrant settlements. Beginning in 2016, we exclude the impact of deferred income tax expense (benefit). We believe that the presentation of Adjusted FFO provides useful information to investors regarding the performance of our ongoing operations because it is a measure of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base than our ongoing operations. We also use Adjusted FFO as one measure in determining our results after taking into account the impact of our capital structure. A reconciliation of Net Income (loss) to Adjusted FFO is set forth below under “Supplemental Financial Results.” 2015 Adjusted FFO figures are presented using the 2016 definition of Adjusted FFO.

We caution investors that amounts presented in accordance with our definitions of Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO, and any related per share measures, should not be considered as alternative measures of our Net Income (loss), operating performance, cash flow or liquidity. Adjusted EBITDA and Adjusted FFO may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted FFO can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily better indicators of any trend as compared to GAAP measures such as Net Income (loss), Net Income Margin, Operating Income (loss), Operating Income Margin, or cash flow from operations. In addition, you should be aware that adverse economic and market and other conditions may harm our cash flow.

Investor Relations Contacts:	Media Contacts:
Mark Fioravanti, President and Chief Financial Officer	Brian Abrahamson, Vice President of Corporate Communications
Ryman Hospitality Properties, Inc.	Ryman Hospitality Properties, Inc.
(615) 316-6588	(615) 316-6302
mfioravanti@rymanhp.com	babrahamson@rymanhp.com

~or~	~or~

Todd Siefert, Vice President of Corporate Finance & Treasurer	Josh Hochberg or Dan Zacchei
Ryman Hospitality Properties, Inc.	Sloane & Company
(615) 316-6344	(212) 446-1892 or (212) 446-1882
tsiefert@rymanhp.com	jhochberg@sloanepr.com; dzacchei@sloanepr.com

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2016	2015	2016	2015
Revenues :
Rooms	$101,085	$92,828	$309,385	$292,089
Food and beverage	113,100	108,558	362,550	345,931
Other hotel revenue	26,834	23,456	75,604	69,111
Entertainment	30,701	27,978	81,893	72,873

Total revenues	271,720	252,820	829,432	780,004

Operating expenses:
Rooms	28,371	27,347	82,492	80,216
Food and beverage	64,790	63,797	201,045	193,661
Other hotel expenses	73,331	70,108	219,510	210,513
Management fees	4,408	3,213	15,246	10,516

Total hotel operating expenses	170,900	164,465	518,293	494,906
Entertainment	19,100	18,954	54,630	48,775
Corporate	8,447	8,017	22,315	21,384
Preopening costs	—	118	—	909
Impairment and other charges	—	—	—	2,890
Depreciation and amortization	26,706	28,498	81,888	85,467

Total operating expenses	225,153	220,052	677,126	654,331

Operating income	46,567	32,768	152,306	125,673

Interest expense, net of amounts capitalized	(15,947)	(16,138)	(48,002)	(47,765)
Interest income	2,965	2,982	9,116	9,383
Loss from joint ventures	(638)	—	(2,086)	—
Other gains and (losses), net	2,468	2,467	2,288	(18,104)

Income before income taxes	35,415	22,079	113,622	69,187

Provision (benefit) for income taxes	(1,822)	4,612	(2,352)	3,425

Net income	$33,593	$26,691	$111,270	$72,612

Basic net income per share	$0.66	$0.52	$2.18	$1.42

Fully diluted net income per share	$0.66	$0.52	$2.17	$1.41

Weighted average common shares for the period:
Basic	51,004	51,283	51,009	51,226
Diluted	51,270	51,630	51,279	51,587

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

(In thousands)

	Sep. 30, 2016	Dec. 31, 2015
ASSETS:
Property and equipment, net of accumulated depreciation	$1,991,690	$1,982,816
Cash and cash equivalents - unrestricted	35,858	56,291
Cash and cash equivalents - restricted	25,872	22,355
Notes receivable	150,517	152,560
Trade receivables, net	58,253	55,033
Investment in Gaylord Rockies joint venture	50,385	—
Prepaid expenses and other assets	62,537	62,379

Total assets	$2,375,112	$2,331,434

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Debt and capital lease obligations	$1,486,843	$1,431,710
Accounts payable and accrued liabilities	161,347	153,383
Dividends payable	39,087	36,868
Deferred management rights proceeds	180,846	183,119
Deferred income taxes, net	1,367	1,163
Other liabilities	155,426	145,629
Stockholders’ equity	350,196	379,562

Total liabilities and stockholders’ equity	$2,375,112	$2,331,434

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

ADJUSTED EBITDA RECONCILIATION

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Consolidated
Revenue	$271,720		$252,820		$829,432		$780,004
Net income	$33,593	12.4%	$26,691	10.6%	$111,270	13.4%	$72,612	9.3%
Provision (benefit) for income taxes	1,822		(4,612)		2,352		(3,425)
Other (gains) and losses, net	(2,468)		(2,467)		(2,288)		18,104
Loss from joint ventures	638		—		2,086		—
Interest expense, net	12,982		13,156		38,886		38,382

Operating Income	46,567	17.1%	32,768	13.0%	152,306	18.4%	125,673	16.1%
Depreciation & amortization	26,706		28,498		81,888		85,467
Preopening costs	—		118		—		909
Non-cash ground lease expense	1,310		1,341		3,932		4,023
Equity-based compensation expense	1,532		1,525		4,594		4,582
Pension settlement charge	1,567		1,593		1,567		1,593
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,951		2,967		9,045		9,347
Pro rata adjusted EBITDA from joint ventures	3		—		—		—
Other gains and (losses), net	2,468		2,467		2,288		(18,104)
Loss on warrant settlements	—		—		—		20,246
(Gain) loss on disposal of assets	(58)		(84)		(100)		144

Adjusted EBITDA	$83,046	30.6%	$71,193	28.2%	$255,520	30.8%	$236,770	30.4%

Hospitality segment
Revenue	$241,019		$224,842		$747,539		$707,131
Operating income	$45,718	19.0%	$33,903	15.1%	$154,195	20.6%	$129,309	18.3%
Depreciation & amortization	24,401		26,383		75,051		79,175
Preopening costs	—		91		—		851
Non-cash lease expense	1,310		1,341		3,932		4,023
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,951		2,967		9,045		9,347
Other gains and (losses), net	2,528		2,539		2,504		2,317
(Gain) loss on disposal of assets	—		(84)		24		138

Adjusted EBITDA	$76,908	31.9%	$67,140	29.9%	$244,751	32.7%	$228,050	32.3%

Entertainment segment
Revenue	$30,701		$27,978		$81,893		$72,873
Operating income	$9,964	32.5%	$7,563	27.0%	$22,418	27.4%	$19,841	27.2%
Depreciation & amortization	1,637		1,434		4,845		4,199
Preopening costs	—		27		—		58
Equity-based compensation	173		141		533		484
Pro rata adjusted EBITDA from joint ventures	3		—		—		—

Adjusted EBITDA	$11,777	38.4%	$9,165	32.8%	$27,796	33.9%	$24,582	33.7%

Corporate and Other segment
Operating loss	$(9,115)		$(8,698)		$(24,307)		$(23,477)
Depreciation & amortization	668		681		1,992		2,093
Equity-based compensation	1,359		1,384		4,061		4,098
Pension settlement charge	1,567		1,593		1,567		1,593
Other gains and (losses), net	(60)		(72)		(216)		(20,421)
Loss on warrant settlements	—		—		—		20,246
(Gain) loss on disposal of assets	(58)		—		(124)		6

Adjusted EBITDA	$(5,639)		$(5,112)		$(17,027)		$(15,862)

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

FUNDS FROM OPERATIONS ("FFO") AND ADJUSTED FFO RECONCILIATION

Unaudited

(in thousands, except per share data)

	Three Months Ended Sep. 30,		Nine Months Ended Sep. 30,
	2016	2015	2016	2015
Consolidated
Net income	$33,593	$26,691	$111,270	$72,612
Depreciation & amortization	26,706	28,498	81,888	85,467
Pro rata adjustments from joint ventures	16	—	37	—

FFO	60,315	55,189	193,195	158,079
Non-cash lease expense	1,310	1,341	3,932	4,023
Pension settlement charge	1,567	1,593	1,567	1,593
Impairment charges	—	—	—	2,890
Pro rata adjustments from joint ventures	381	—	1,192	—
Loss on warrant settlements	—	—	—	20,246
(Gain) loss on other assets	(49)	(84)	(59)	144
Write-off of deferred financing costs	—	—	—	1,926
Amortization of deferred financing costs	1,216	1,322	3,648	4,177
Deferred tax (benefit) expense	878	(5,547)	279	(5,303)

Adjusted FFO (1)	$65,618	$53,814	$203,754	$187,775

Capital expenditures (2)	(12,318)	(11,195)	(41,809)	(35,987)

Adjusted FFO less maintenance capital expenditures	$53,300	$42,619	$161,945	$151,788

Basic net income per share	$0.66	$0.52	$2.18	$1.42
Fully diluted net income per share	$0.66	$0.52	$2.17	$1.41

FFO per basic share	$1.18	$1.08	$3.79	$3.09
Adjusted FFO per basic share	$1.29	$1.05	$3.99	$3.67

FFO per diluted share	$1.18	$1.07	$3.77	$3.06
Adjusted FFO per diluted share	$1.28	$1.04	$3.97	$3.64

(1)	Adjusted FFO for both periods is presented using the 2016 definition of Adjusted FFO contained in this release.
(2)	Represents FF&E reserve for managed properties and maintenance capital expenditures for non-managed properties.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Hospitality segment
Revenue	$241,019		$224,842		$747,539		$707,131
Operating Income	$45,718	19.0%	$33,903	15.1%	$154,195	20.6%	$129,309	18.3%
Depreciation & amortization	24,401		26,383		75,051		79,175
Preopening costs	—		91		—		851
Non-cash lease expense	1,310		1,341		3,932		4,023
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,951		2,967		9,045		9,347
Other gains and (losses), net	2,528		2,539		2,504		2,317
(Gain) loss on disposal of assets	—		(84)		24		138

Adjusted EBITDA	$76,908	31.9%	$67,140	29.9%	$244,751	32.7%	$228,050	32.3%

Occupancy	75.5%		71.9%		74.6%		72.7%
Average daily rate (ADR)	$175.22		$169.24		$182.46		$178.88
RevPAR	$132.32		$121.71		$136.08		$130.07
OtherPAR	$183.18		$173.10		$192.71		$184.81
Total RevPAR	$315.50		$294.81		$328.79		$314.88

Same-Store Hospitality (1)
Revenue	$238,421		$222,335		$740,107		$702,311
Operating Income	$45,252	19.0%	$33,406	15.0%	$152,734	20.6%	$128,995	18.4%
Depreciation & amortization	24,085		26,066		74,103		78,403
Non-cash lease expense	1,310		1,341		3,932		4,023
Impairment charges	—		—		—		2,890
Interest income on Gaylord National bonds	2,951		2,967		9,045		9,347
Other gains and (losses), net	2,528		2,539		2,504		2,317
(Gain) loss on disposal of assets	—		(84)		24		138

Adjusted EBITDA	$76,126	31.9%	$66,235	29.8%	$242,342	32.7%	$226,113	32.2%

Occupancy	75.6%		72.1%		74.8%		72.9%
Average daily rate (ADR)	$175.24		$168.83		$182.47		$178.61
RevPAR	$132.50		$121.72		$136.43		$130.22
OtherPAR	$186.98		$176.71		$196.80		$187.46
Total RevPAR	$319.48		$298.43		$333.23		$317.68

Gaylord Opryland
Revenue	$78,840		$76,396		$234,062		$222,325
Operating Income	$21,657	27.5%	$17,120	22.4%	$59,565	25.4%	$52,620	23.7%
Depreciation & amortization	7,460		7,689		22,349		22,967
Impairment charges	—		—		—		690
Other gains and (losses), net	—		15		—		15
Gain on disposal of assets	—		(15)		—		(15)

Adjusted EBITDA	$29,117	36.9%	$24,809	32.5%	$81,914	35.0%	$76,277	34.3%

Occupancy	75.0%		73.4%		74.5%		72.7%
Average daily rate (ADR)	$172.90		$158.38		$173.41		$164.46
RevPAR	$129.63		$116.27		$129.27		$119.55
OtherPAR	$167.35		$171.86		$167.01		$163.02
Total RevPAR	$296.98		$288.13		$296.28		$282.57

Gaylord Palms
Revenue	$42,207		$31,672		$143,649		$125,988
Operating Income (loss)	$4,716	11.2%	$(743)	-2.3%	$27,657	19.3%	$17,626	14.0%
Depreciation & amortization	4,773		4,589		14,243		13,947
Non-cash lease expense	1,310		1,341		3,932		4,023
Impairment charges	—		—		—		797
Other gains and (losses), net	—		26		—		26
Gain on disposal of assets	—		(26)		—		(26)

Adjusted EBITDA	$10,799	25.6%	$5,187	16.4%	$45,832	31.9%	$36,393	28.9%

Occupancy	73.4%		64.7%		77.8%		73.0%
Average daily rate (ADR)	$151.02		$142.29		$171.70		$169.18
RevPAR	$110.88		$92.08		$133.63		$123.58
OtherPAR	$213.11		$152.78		$237.48		$204.65
Total RevPAR	$323.99		$244.86		$371.11		$328.23

(1)	Same-store excludes the AC Hotel at National Harbor.

RYMAN HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL RESULTS

HOSPITALITY SEGMENT ADJUSTED EBITDA RECONCILIATIONS AND OPERATING METRICS

Unaudited

(in thousands)

	Three Months Ended Sep. 30,				Nine Months Ended Sep. 30,
	2016		2015		2016		2015
	$	Margin	$	Margin	$	Margin	$	Margin
Gaylord Texan
Revenue	$52,482		$50,246		$162,503		$155,511
Operating Income	$11,787	22.5%	$11,550	23.0%	$41,743	25.7%	$38,667	24.9%
Depreciation & amortization	5,060		4,960		15,090		15,043
Impairment charges	—		—		—		785
Other gains and (losses), net	—		30		—		(192)
(Gain) loss on disposal of assets	—		(30)		—		192

Adjusted EBITDA	$16,847	32.1%	$16,510	32.9%	$56,833	35.0%	$54,495	35.0%

Occupancy	82.0%		77.1%		78.3%		75.6%
Average daily rate (ADR)	$186.55		$186.01		$190.09		$189.64
RevPAR	$152.98		$143.48		$148.84		$143.42
OtherPAR	$224.56		$217.98		$243.67		$233.57
Total RevPAR	$377.54		$361.46		$392.51		$376.99

Gaylord National
Revenue	$61,000		$60,312		$188,705		$188,384
Operating Income	$6,248	10.2%	$4,759	7.9%	$21,467	11.4%	$18,272	9.7%
Depreciation & amortization	6,462		8,499		21,423		25,463
Impairment charges	—		—		—		618
Interest income on Gaylord National bonds	2,951		2,967		9,045		9,347
Other gains and (losses), net	2,528		2,468		2,504		2,468
(Gain) loss on disposal of assets	—		(13)		24		(13)

Adjusted EBITDA	$18,189	29.8%	$18,680	31.0%	$54,463	28.9%	$56,155	29.8%

Occupancy	72.4%		70.6%		69.8%		71.0%
Average daily rate (ADR)	$194.37		$195.38		$207.48		$206.32
RevPAR	$140.78		$138.03		$144.91		$146.42
OtherPAR	$191.41		$190.41		$200.13		$199.30
Total RevPAR	$332.19		$328.44		$345.04		$345.72

The AC Hotel at National Harbor
Revenue	$2,598		$2,507		$7,432		$4,820
Operating Income	$466	17.9%	$497	19.8%	$1,461	19.7%	$314	6.5%
Depreciation & amortization	316		317		948		772
Preopening costs	—		91		—		851

Adjusted EBITDA	$782	30.1%	$905	36.1%	$2,409	32.4%	$1,937	40.2%

Occupancy	71.5%		64.3%		66.7%		60.3%
Average daily rate (ADR)	$174.57		$188.84		$181.62		$199.49
RevPAR	$124.74		$121.47		$121.18		$120.33
OtherPAR	$22.30		$20.47		$20.09		$17.60
Total RevPAR	$147.04		$141.94		$141.27		$137.93

The Inn at Opryland
Revenue	$3,892		$3,709		$11,188		$10,103
Operating Income	$844	21.7%	$720	19.4%	$2,302	20.6%	$1,810	17.9%
Depreciation & amortization	330		329		998		983

Adjusted EBITDA	$1,174	30.2%	$1,049	28.3%	$3,300	29.5%	$2,793	27.6%

Occupancy	81.0%		78.3%		77.4%		73.6%
Average daily rate (ADR)	$128.65		$121.55		$129.05		$122.30
RevPAR	$104.26		$95.12		$99.88		$89.96
OtherPAR	$35.37		$37.87		$34.89		$32.15
Total RevPAR	$139.63		$132.99		$134.77		$122.11